UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 28, 2020 (January 24, 2020)

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800-289-2515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2020, Greenway Technologies, Inc., a Delaware corporation (the “Company”), entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and PowerUp Lending Group, Ltd., a Virginia corporation (“PowerUp”), whereby PowerUp purchased, and the Company sold, that certain Convertible Promissory Note, dated January 24, 2020, by and between the Company and PowerUp (the “Note”), in exchange for a purchase price of $118,000.00. The Purchase Agreement contains customary representations and warranties, covenants, and conditions to closing.

The material terms of the Note are as follows:

●	The unpaid principal balance of the Note shall bear interest at the rate of 10% per year;
●	Any amount of principal or interest due under the Note that is not paid when due shall bear interest at the rate of 22% per year from the date it was due until such outstanding amount is paid;
●	The Note matures on January 24, 2021;
●	PowerUp may elect to convert all or any part of the outstanding and unpaid amount of the Note into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) from time to time, during the period that is 180 days following the issue date of the Note;
●	The Company must reserve up to five times the number of shares of Common Stock that would be issuable upon full conversion of the Note, and instruct the Company’s transfer agent, Transfer Online, Inc., to that effect;
●	The Company may prepay the Note, but must pay a prepayment percentage to PowerUp depending on the time that the Note is prepaid;
●	So long as the Note remains outstanding, the Company may not sell, lease, or otherwise dispose of any significant portion of its assets outside the ordinary course of business without PowerUp’s written consent; and
●	Certain events qualify as events of default under the Note including, but not limited to: (a) the Company’s breach of a material term of the Note or the Purchase Agreement; (b) the Company’s failure to pay the amount of principal or interest due to PowerUp under the Note by the Company, (c) the Company’s failure to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended, and (d) the Company’s assignment for the benefit of creditors.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Note, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 24, 2020, by and between Greenway Technologies, Inc. and PowerUp Lending Group Ltd.

10.2	Convertible Promissory Note, dated January 24, 2020, by Greenway Technologies, Inc., in favor of PowerUp Lending Group Ltd.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENWAY TECHNOLOGIES, INC.
Date: January 28, 2020

	By:	/s/ Raymond Wright
Raymond Wright
Chairman of the Board